Exhibit 99.1

Sunworks Terminates Merger Agreement with The Peck Company Holdings, Inc.

Merger Proposal Fails to Win Sunworks Stockholder Approval

SOUTH BURLINGTON, VT – Business Wire – November 12, 2020 – The Peck Company Holdings, Inc. (NASDAQ: PECK) (“Peck”), a leading commercial solar engineering, procurement and construction (EPC) company was informed today by Sunworks, Inc. (NASDAQ: SUNW) (“Sunworks”), a provider of solar power solutions for agriculture, commercial and industrial (“ACI”), public works and residential markets, that the Merger Agreement previously announced on August 10, 2020 was terminated by Sunworks due to its inability to obtain stockholder approval.

Sunworks had established October 9, 2020 as the record date for determining stockholders eligible to vote at the Sunwork’s Special Meeting of Stockholders and as of the record date, there were 16,628,992 shares of Common Stock outstanding and entitled to vote. At the Sunwork’s Special Meeting of Stockholders only 4,362,575 votes were cast, or 26% of the total outstanding shares. This total fell short of the quorum required to vote on the proposed merger. Peck had been informed that approximately 65% of the shares voted had voted in favor of the merger but Sunworks and its proxy solicitor did not believe adjourning the Special Meeting and continued solicitation of proxies would enable it to obtain the requisite stockholder vote due to Sunwork’s widely dispersed stockholder base. Accordingly Sunworks terminated the merger but indicated its desire to continue to have strategic discussions to determine other ways for the two companies to work together.

Peck had received sufficient proxies to approve the merger but, due to Sunwork’s termination, Peck cancelled its scheduled Special Meeting of Stockholders.

Chairman and CEO of Peck, Jeffrey Peck commented, “Our stockholders were in favor of the merger with Sunworks, so we are committed to finding alternative ways that we can work efficiently together and to leverage the synergies between our two companies in the coming months.”

About The Peck Company Holdings, Inc.

Headquartered in South Burlington, VT, The Peck Company Holdings, Inc. (NASDAQ: PECK) is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Ranked by Solar Power World as one of the leading commercial solar contractors in the Northeastern United States, Peck provides EPC services to solar energy customers for projects ranging in size from several kilowatts for residential properties to multi-megawatt systems for large commercial and utility scale projects. Peck has installed over 160 megawatts worth of solar systems since it started installing solar in 2012 and continues its focus on profitable growth opportunities. Please visit www.peckcompany.com for additional information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the Company’s future business relationship with Sunworks,, including synergies, (ii) Peck’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Peck and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Peck. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the termination of the Merger Agreement (2) the amount of any costs, fees, expenses, impairments and charges related to the abandoned merger; (3) uncertainty as to the effects of the announcement of the termination of the merger on the market price of Peck’s Common Stock and/or on its financial performance; (4) uncertainty as to the long-term value of Peck’s Common Stock; (5) the ability of Peck to raise capital from third parties to grow its business; (6) operating costs, loss of customers and business disruption following the abandonment of the merger, including adverse effects on relationships with employees and customers, may be greater than expected; (7) economic, competitive, regulatory, environmental and other factors may adversely affect the businesses in which Peck is e engaged; and (8) the impact of COVID-19 and the related federal, state and local restrictions on Peck’s operations and workforce, the impact of COVID-19 and such restrictions on customers of Peck and the impact of COVID-19 on the supply chain and availability of shipping and distribution of Peck. . Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Peck’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

The Peck Company Holdings Investor Contacts:

Michael d’Amato

IR@peckcompany.com

p802-264-2040

ClearThink

nyc@clearthink.capital